UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2017

Catasys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Blvd, Suite 1100 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.     Material Modification to Rights of Security Holders.

The information set forth in Item 8.01 of this Form 8-K current report is hereby incorporated by reference.

Item 5.03.     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 8.01 of this Form 8-K current report is hereby incorporated by reference.

Item 8.01.     Other Events.

On April 21, 2017, Catasys, Inc. (the "Company") filed a certificate of amendment to its Certificate of Incorporation, as amended and in effect, with the Secretary of State of the State of Delaware implementing a 1-for-6 reverse stock split of the Company's common stock, pursuant to which each 6 shares of issued and outstanding common stock converted into 1 share of common stock. Proportionate voting rights and other rights of common stock holders will not be affected by the reverse stock split.  No fractional shares of common stock will be issued as a result of the reverse stock split; stockholders will be paid cash in lieu of any such fractional shares.

The 1-for-6 reverse stock split became effective at 5:00 p.m., Eastern Time, on April 24, 2017, and the Company's common stock will trade on the OTCQB Marketplace on a post-split basis at the open of trading on April 25, 2017. The Company's post-reverse split common stock will have a new CUSIP number: 149049 504. Other terms of the common stock are not affected by the reverse stock split.  The common stock will continue to trade under the symbol "CATS."

The Company has approximately 9.4 million post-split shares of common stock outstanding as a result of the reverse stock split.

The Company's transfer agent, American Stock Transfer, is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of certificates for common stock. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to the brokers' particular processes, and will not be required to take any action in connection with the reverse stock split.

All stock options and warrants to purchase common stock outstanding and the Company's common stock reserved for issuance under the Company's equity incentive plans immediately prior to the reverse stock split will be appropriately adjusted by dividing the number of affected shares of common stock by six and, as applicable, multiplying the exercise price by six as a result of the reverse stock split.

A copy of the certificate of amendment to Company’s Certificate of Incorporation, as amended and in effect, is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference as though fully set forth herein.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation, as amended and in effect, of Catasys, Inc., filed with the Secretary of State of the State of Delaware on April 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATASYS, INC.

Date: April 25, 2017	By:	/s/ SUSAN E. ETZEL
Susan E. Etzel
Chief Financial Officer